Exhibit 5.1

BOSTON  CONNECTICUT  FLORIDA  NEW JERSEY  NEW YORK  PROVIDENCE  WASHINGTON, DC

August 8, 2024

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Re:	Eastman Kodak Company Registration Statement on Form S-3

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by Eastman Kodak Company, a New Jersey corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, $0.00 par value per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), warrants entitling the holders to purchase Common Stock or Preferred Stock (“Warrants”) and (iv) the other securities referenced in the Registration Statement (together with the Debt Securities and the Warrants, the “Other Securities”). The Common Stock and the Preferred Stock may be offered and sold by the Company on a delayed or continuous basis from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Act for an aggregate offering price for the Common Stock, the Preferred Stock and the Other Securities not to exceed $500,000,000. The Common Stock and the Preferred Stock, including any Common Stock or Preferred Stock registered in reliance on Rule 462(b) under the Act, are referred to collectively herein as the “Securities” and each, a “Security.” If Securities are convertible into or exercisable for shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock are referred to herein as the “Conversion Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined, and relied without investigation as to matters of fact upon, originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Fourth Amended and Restated By-Laws of the Company, each as currently in effect, (iii) relevant resolutions of the Board of Directors of the Company or committees thereof and (iv) such corporate records, documents, agreements, instruments and certificates, statements and results of inquiries of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in connection with this opinion letter.

Eastman Kodak Company

August 8, 2024

In all such examinations, we have assumed, without inquiry, the genuineness of all signatures on all documents examined by us, the legal capacity of natural persons, the authority of such persons signing all documents in connection with which the opinions herein are rendered, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such documents that were not submitted to us as originals. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, as of the date hereof, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon due issuance and delivery of such Common Stock against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Department of the Treasury of the State of New Jersey, and an issuance of Preferred Stock of such series has been duly authorized by all necessary corporate action of the Company, and upon issuance and delivery of such Preferred Stock against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable. If such series of Preferred Stock is by its terms convertible into Conversion Securities, when (a) the Conversion Securities have been duly authorized and reserved for issuance upon such conversion, (b) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and (ii) an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Department of the Treasury of the State of New Jersey, and (c) the Conversion Securities have been issued upon such conversion as provided in the Certificate of Incorporation, Certificate of Amendment, certificate of designation or other applicable document, the Conversion Securities issuable upon conversion of shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

Eastman Kodak Company

August 8, 2024

3. When (a) the terms and conditions of a series of Debt Securities that are convertible into Conversion Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the applicable base indenture (such supplemental indenture, together with the applicable base indenture, the “Indenture”), (b) such supplemental indenture and an issuance of Debt Securities thereunder have been duly authorized by all necessary corporate action of the Company, (c) such supplemental indenture has been executed and delivered by the Company and the applicable trustee, (d) such Debt Securities have been executed (if certificated) and authenticated in accordance with the terms of the Indenture, (e) such Debt Securities have been duly issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, by the Indenture and by such corporate action, (f) the Conversion Securities issuable upon conversion of such Debt Securities have been duly authorized and reserved for issuance upon such conversion, (g) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and (ii) an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Department of the Treasury of the State of New Jersey, and (h) the Conversion Securities have been issued upon such conversion as provided in the Indenture, assuming (x) the Indenture will be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and (y) such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, the Conversion Securities issuable upon conversion of such Debt Securities will be validly issued, fully paid and non-assessable.

4. When (a) the terms and conditions of a Warrant exercisable for Conversion Securities have been duly established in accordance with an applicable warrant agreement, if any, (b) such warrant agreement, if any, and the Warrant have been duly authorized by all necessary corporate action of the Company, (c) the warrant agreement, if any, has been duly executed and delivered by the Company and each other party thereto, (d) the Warrant has been executed (if certificated) issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and any applicable Prospectus supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, by the warrant agreement, if any, and by such corporate action, (e) the Conversion Securities issuable upon exercise of such Warrant have been duly authorized and reserved for issuance upon such exercise, (f) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of

Eastman Kodak Company

August 8, 2024

the Certificate of Incorporation and (ii) an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Department of the Treasury of the State of New Jersey, and (g) the Conversion Securities have been issued upon such exercise as provided in the warrant agreement, if any, and the Warrant, assuming (x) the warrant agreement, if any, will be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and (y) the Warrant will be legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, the Conversion Securities issuable upon conversion of such Warrant will be validly issued, fully paid and non-assessable.

In connection with the opinions expressed above, we have assumed that at the time of the delivery of any such Security: (i) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Certificate of Incorporation (as may be amended from time to time) and applicable law; (ii) the Company will remain validly existing as a corporation in good standing under the laws of the State of New Jersey; (iii) the Registration Statement, and any amendments thereto, will have become effective pursuant to the provisions of the Act and such effectiveness will not have been terminated, suspended or rescinded; (iv) a Prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will have been timely filed with the Commission; (v) the resolutions authorizing the Company to issue, offer and sell the Securities and any Conversion Securities issuable upon conversion or exercise thereof will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) a definitive purchase, underwriting or similar agreement in connection with the offering or issuance of the Securities will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the parties thereto; (vii) the Securities and any Conversion Securities issuable upon conversion or exercise thereof will have been authorized within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities, and if such Securities are convertible into or exercisable for Conversion Securities, a sufficient number of shares of such Conversion Securities will have been reserved for issuance upon conversion of the Securities; (viii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (ix) all Securities and Conversion Securities will be issued in compliance with applicable federal and state securities laws; and (x) all other legally required consents, approvals, authorizations and other orders of any regulatory authorities shall have been obtained.

Eastman Kodak Company

August 8, 2024

The opinions set forth in this opinion letter are limited to matters governed by the present state of the laws of the State of New Jersey (the “Applicable Law”). We express no opinion with regard to any matter that may be governed by any law other than the Applicable Law. In addition, this opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The Company has informed us that it intends to issue the Common Stock, the Preferred Stock and the Other Securities from time to time on a delayed or continuous basis, and this opinion is limited to laws, rules and regulations in effect on the date hereof. We understand that, prior to issuing any Security after the date hereof, the Company will provide us with an opportunity to review the operative documents pursuant to which such Security is to be issued (including the applicable Prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

SWG; GBM